CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF
6.00% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES D
OF
APACHE CORPORATION
PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
     Apache Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:
     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, which authorizes the issuance by the Corporation of up to five million (5,000,000) shares of no par value preferred stock, which authority may be exercised by the Board of Directors of the Corporation pursuant to authority granted in the Bylaws of the Corporation, and which authority was delegated by the Board of Directors to a committee of the Board of Directors (the “Committee”) pursuant to resolutions adopted on July 20, 2010, the Committee on July 22, 2010 adopted the following resolution creating and providing for the issuance of a series of preferred stock of the Corporation:
     RESOLVED: That, pursuant to the authority delegated by the Board of Directors of the Corporation, the Committee hereby creates a series of preferred stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Corporation, which are applicable to all series of the Corporation’s preferred stock) as follows:
6.00% Mandatory Convertible Preferred Stock, Series D
     SECTION 1. Series Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “6.00% Mandatory Convertible Preferred Stock, Series D” (the “Series D Preferred Stock”). The authorized number of shares of Series D Preferred Stock shall be 1,265,000. Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock.
     SECTION 2. Definitions. As used herein with respect to Series D Preferred Stock:

     “Agent Members” shall have the meaning set forth in Section 22(b).
     “Applicable Market Value” of the Common Stock means, except as provided in Section 12(e), the Average VWAP per share of Common Stock for the ten consecutive Trading Day period ending on, and including, the third Scheduled Trading Day immediately preceding the Mandatory Conversion Date.
     “Authorized Share Condition” means that the Corporation has reserved for issuance, upon conversion of the Series D Preferred Stock, a sufficient number of Designated Shares greater than or equal to the product of the Share Cap and the number of shares of Series D Preferred Stock outstanding to allow for the conversion in full of all outstanding shares of Series D Preferred Stock; provided that on or after the Mandatory Conversion Date, the Authorized Share Condition shall be deemed to be satisfied if the Corporation has a sufficient number of Designated Shares to convert all outstanding shares of the Series D Preferred Stock and Fundamental Change Preferred Stock, as applicable.
     “Automatic Conversion Date” means, in respect of an automatic conversion following the Mandatory Conversion Date pursuant to Section 6(e) or Section 6(g), the date on which such conversion is effected.
     “Average VWAP” means, for any period, the average of the VWAP for each Trading Day in such period.
     “Board of Directors” means the board of directors of the Corporation (or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action).
     “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.
     “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
     “Certificate of Designations” means this Certificate of Designations, Preferences and Rights of 6.00% Mandatory Convertible Preferred Stock, Series D, as it may be amended from time to time.
     “Certificated Series D Preferred Stock” shall have the meaning set forth in Section 22(a).
     “Charter” means the Corporation’s Restated Certificate of Incorporation, as it may be amended from time to time.
     “Clause A Distribution” shall have the meaning set forth in Section 12(a)(iii).

     “Clause B Distribution” shall have the meaning set forth in Section 12(a)(iii).
     “Clause C Distribution” shall have the meaning set forth in Section 12(a)(iii).
     “close of business” means 5:00 p.m. (New York City time).
     “Committee” shall have the meaning set forth in the recitals.
     “Common Stock” means the common stock, par value $0.625 per share, of the Corporation.
     “Conversion Date” shall have the meaning set forth in Section 9.
     “Conversion Rate” shall, subject to adjustment pursuant to Section 12, be as follows:
     (i) if the Applicable Market Value of the Common Stock is equal to or greater than $109.12 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 9.164 shares of Common Stock per share of Series D Preferred Stock (the “Minimum Conversion Rate”);
     (ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $88.00 (the “Initial Price”), then the Conversion Rate shall be $1,000, divided by the Applicable Market Value of the Common Stock; or
     (iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 11.364 shares of Common Stock per share of Series D Preferred Stock (the “Maximum Conversion Rate”).
     “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.
     “Corporation” shall have the meaning set forth in the recitals.
     “Current Market Price” of the Common Stock on any day means the Average VWAP per share of the Common Stock for the ten consecutive Trading Day period ending on the earlier of the day in question and the day before the ex-date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (v) of Section 12. For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.
     “Depositary” shall have the meaning set forth in Section 22(b).

     “Designated Shares” mean, at any time, the aggregate number of authorized and unissued shares of Common Stock designated by the Corporation for, and reserved for issuance upon, conversion of the Series D Preferred Stock. If the Authorized Share Condition is not satisfied, the number of Designated Shares shall be:
     (i) increased, in the sole discretion of the Corporation, by any authorized and unissued shares of Common Stock not reserved for other corporate purposes;
     (ii) increased by any increases to the authorized and unissued shares of the Corporation (including any repurchased shares of Common Stock, which shall be deemed unissued for the purpose of calculating the Designated Shares), whether or not such shares are authorized for the specific purpose of increasing the Designated Shares; and
     (iii) decreased by the aggregate number of shares of Common Stock delivered by the Corporation in connection with any conversion of the Series D Preferred Stock (excluding, for the avoidance of doubt, shares of Common Stock delivered in lieu of dividends as set forth in Section 5).
     “Dividend Payment Date” means the 1st calendar day of February, May, August and November of each year.
     “Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.
     “Dividend Reference Period” means (i) in the case of a payment of dividends upon a Mandatory Conversion on the Mandatory Conversion Date, the ten consecutive Trading Days ending on, and including, the second Scheduled Trading Day immediately preceding the Mandatory Conversion Date; (ii) in the case of a payment of dividends upon an Optional Conversion, the ten consecutive Trading Days commencing on, and including, the third Trading Day immediately following the date on which the Corporation receives a notice of conversion from the applicable Holder; and (iii) in the case of a payment of dividends upon a Fundamental Change Conversion, the ten consecutive Trading Days ending on, and including, the Scheduled Trading Day immediately preceding the Effective Date.
     “Dividend Threshold Amount” means a regular quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.15 in any fiscal quarter, subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Fixed Conversion Rates pursuant to Section 12(a)(iv).
     “DTC” means The Depository Trust Company.

     “Effective Date” means, with respect to a Fundamental Change, the date upon which a Fundamental Change becomes effective.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Property” shall have the meaning set forth in Section 12(e).
     “Expiration Date” shall have the meaning set forth in Section 12(a)(v).
     “Expiration Time” shall have the meaning set forth in Section 12(a)(v).
     “Final Conversion Rate” shall have the meaning set forth in Section 3(d).
     “Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate, the Minimum Conversion Rate, the Final Conversion Rate and the Fundamental Change Conversion Rate.
     “Fundamental Change” shall be deemed to have occurred if any of the following occurs:
     (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;
     (ii) the Corporation is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Corporation, or any other similar transaction or series of related transactions pursuant to which the Common Stock will be converted into cash, securities or other property or the Corporation sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Corporation and its Subsidiaries; provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock that are listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market and as a result of this transaction or transactions the Series D Preferred Stock becomes convertible into such consideration as set forth herein;
     (iii) the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with a Reorganization Event) ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or
     (iv) the stockholders of the Corporation approve any plan for the liquidation, dissolution or termination of the Corporation.

     “Fundamental Change Conversion” shall have the meaning set forth in Section 8(a).
     “Fundamental Change Conversion Date” shall have the meaning set forth in Section 8(c).
     “Fundamental Change Company Notice” shall have the meaning set forth in Section 8(b).
     “Fundamental Change Conversion Period” shall have the meaning set forth in Section 8(a).
     “Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price for such Fundamental Change, as described below:
Stock Price on Effective Date

Effective Date	$20.00	$40.00	$60.00	$75.00	$80.00	$88.00	$95.00	$100.00	$110.00	$125.00	$150.00	$200.00	$250.00	$300.00
July 28, 2010	18.890	14.786	13.026	12.178	11.952	11.636	11.400	11.250	10.992	10.688	10.336	9.946	9.746	9.626
November 1, 2010	18.310	14.540	12.886	12.066	11.844	11.534	11.302	11.154	10.900	10.604	10.260	9.888	9.702	9.592
February 1, 2011	17.716	14.284	12.740	11.950	11.734	11.428	11.200	11.054	10.806	10.514	10.180	9.828	9.654	9.554
May 1, 2011	17.114	14.022	12.596	11.834	11.622	11.324	11.098	10.954	10.708	10.420	10.098	9.764	9.606	9.516
August 1, 2011	16.508	13.760	12.456	11.724	11.516	11.222	10.998	10.854	10.610	10.326	10.012	9.700	9.558	9.478
November 1, 2011	15.896	13.494	12.322	11.620	11.416	11.122	10.898	10.756	10.510	10.228	9.924	9.636	9.510	9.440
February 1, 2012	15.276	13.224	12.192	11.522	11.320	11.028	10.800	10.656	10.408	10.128	9.832	9.568	9.462	9.402
May 1, 2012	14.652	12.944	12.068	11.434	11.234	10.938	10.706	10.558	10.304	10.020	9.734	9.500	9.412	9.364
August 1, 2012	14.022	12.656	11.952	11.362	11.162	10.858	10.616	10.460	10.194	9.904	9.630	9.432	9.364	9.326
November 1, 2012	13.386	12.358	11.842	11.312	11.112	10.794	10.532	10.364	10.076	9.774	9.516	9.364	9.314	9.286
February 1, 2013	12.744	12.046	11.732	11.302	11.104	10.760	10.464	10.268	9.940	9.618	9.392	9.298	9.268	9.248
May 1, 2013	12.098	11.728	11.592	11.348	11.172	10.798	10.424	10.170	9.754	9.416	9.270	9.234	9.220	9.208
August 1, 2013	11.364	11.364	11.364	11.364	11.364	11.364	10.526	10.000	9.164	9.164	9.164	9.164	9.164	9.164
     The Stock Prices set forth in the column headers shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 12.
     The exact Stock Price and Effective Date may not be set forth in the table, in which case:
     (i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;
     (ii) if the Stock Price is in excess of $300.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph), then the Fundamental Change

Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 12; and
     (iii) if the Stock Price is less than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b), if the Effective Date is between two dates on the table, using straight-line interpolation.
     “Fundamental Change Market Value” shall have the meaning set forth in the definition of Stock Price.
     “Fundamental Change Preferred Stock” shall have the meaning set forth in Section 8(g).
     “Global Preferred Share” shall have the meaning set forth in Section 22(b).
     “Global Shares Legend” shall have the meaning set forth in Section 22(b).
     “Holder” means the Person in whose name the shares of the Series D Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series D Preferred Stock for all purposes, including, without limitation, for purposes of making payment and settling conversions to the fullest extent permitted by law.
     “Initial Liquidation Preference” means $1,000 per share of Series D Preferred Stock.
     “Initial Price” shall have the meaning set forth in the definition of Conversion Rate.
     “Issue Date” shall mean July 28, 2010, which is the original issue date of the Series D Preferred Stock.
     “Junior Stock” means the Common Stock and, if issued, the Series A Junior Participating Preferred Stock, no par value, and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series D Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation.
     “Liquidation Preference” has the meaning set forth in Section 13.
     “Mandatory Conversion” means any conversion pursuant to Section 6(a), Section 6(c)(iii) or Section 6(e).
     “Mandatory Conversion Date” means August 1, 2013.

     “Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the New York Stock Exchange during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise relating to the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system; (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with any Reorganization Event) on the New York Stock Exchange or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day. For the purposes of determining a Market Disruption Event, if the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, the term “New York Stock Exchange” in the definition of Market Disruption Event shall be deemed to be replaced by the principal national securities exchange on which the Common Stock (or such other security) is listed for trading.
     “Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.
     “Merger Common Stock” shall have the meaning set forth in Section 12(f)(i).
     “Merger Valuation Percentage” shall have the meaning set forth in Section 12(f)(iv).
     “Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.
     “Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.
     “Nonpayment” shall have the meaning set forth in Section 16(b).

     “Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.
     “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.
     “Officers’ Certificate” means a certificate of the Corporation, signed by a duly authorized Officer and the duly authorized principal financial or accounting officer of the Corporation.
     “open of business” means 9:00 a.m. (New York City time).
     “Optional Conversion” shall have the meaning set forth in Section 7(a).
     “Optional Conversion Date” shall have the meaning set forth in Section 7(e).
     “Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series D Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
     “Prorated Portion” means, with respect to any Conversion Date, the total number of Designated Shares on such Conversion Date divided by the product of (i) the applicable Conversion Rate (or, in the case of a Fundamental Change Conversion, the Fundamental Change Conversion Rate) on such Conversion Date and (ii) the total number of shares of Series D Preferred Stock submitted for conversion for all Holders on such Conversion Date (or in the case of a Mandatory Conversion, the total number of shares of Series D Preferred Stock outstanding).
     “Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 16(b).
     “Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series D Preferred Stock.
     “Purchased Shares” shall have the meaning set forth in Section 12(a)(v).
     “Record Date” means, for purpose of a conversion rate adjustment pursuant to Section 12, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Record Holders” means, as to any day, the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation at the close of business on such day.
     “Registrar” means the Transfer Agent.
     “Regular Record Date” means with respect to payment of dividends on the Series D Preferred Stock, the 15th calendar day of the month immediately preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.
     “Reorganization Event” shall have the meaning set forth in Section 12(e).
     “Restricted Payment” shall have the meaning set forth in Section 4(d).
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.
     “Series D Preferred Stock” shall have the meaning set forth in Section 1.
     “Share Cap” shall have the meaning set forth in Section 5(g).
     “Spin-Off” shall have the meaning set forth in Section 12(a)(iii).
     “Stock Price” means (i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock, and (ii) in the case of any other Fundamental Change, the Average VWAP per share of the Common Stock over the five Trading Day period ending on, and including, the Scheduled Trading Day immediately preceding the applicable Effective Date (the “Fundamental Change Market Value”).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of the Corporation.

     “Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock (or any other security into which the Series D Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled open time of 9:30 a.m. (New York City time) and a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Transfer Agent” means Wells Fargo Bank, N.A. or any successor transfer agent appointed pursuant to Section 21.
     “Trigger Event” shall have the meaning set forth in Section 12(a)(iii).
     “unit of Exchange Property” shall have the meaning set forth in Section 12(e)
     “VWAP” (i) per share of Common Stock means, on any Trading Day, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page APA <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose and (ii) per share of common stock (other than the Common Stock) traded on a U.S. national securities exchange, means, on any Trading Day, the price per share of such common stock as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.
     SECTION 3. Authorized Share Condition. (a) The Corporation has reserved 28,750,920 shares of Common Stock as the Designated Shares, and the Authorized Share Condition is hereby satisfied as of the Issue Date.
     (b) If the Authorized Share Condition is not satisfied by August 1, 2011, then from such date to, but excluding, the date on which the Authorized Share Condition is satisfied, the dividend rate at which the Series D Preferred Stock accrues and accumulates shall increase by 2% to 8% per annum on the liquidation amount of $1,000 per share of Series D Preferred Stock.

In addition, until the Authorized Share Condition is satisfied, the dividend rate shall increase by an additional 1% on each six month anniversary of the 365th day after the Issue Date, to a maximum rate equal to 6% plus 6% per annum. Upon satisfaction of the Authorized Share Condition, the dividend rate shall reset to the original rate of 6% per annum.
     (c) If the Authorized Share Condition is not satisfied on the Mandatory Conversion Date, and the number of Designated Shares at such time is greater than zero, shares of Series D Preferred Stock will be automatically converted on a pro rata basis in accordance with Section 6(c)(iii) and Section 6(d). If the Authorized Share Condition is not satisfied and there are no Designated Shares on the Mandatory Conversion Date, all outstanding shares of Series D Preferred Stock shall remain outstanding as set forth in Section 6(c)(iv) and continue to accumulate dividends as set forth herein.
     (d) Any Series D Preferred Stock not converted on the Mandatory Conversion Date as a result of the foregoing limitation shall remain outstanding. Effective as of the Mandatory Conversion Date, the Conversion Rate for all such shares shall be fixed as the conversion rate per share (the “Final Conversion Rate”) that such outstanding Series D Preferred Stock would have otherwise been converted into in accordance with Section 6(a). In addition, from and after the Mandatory Conversion Date, each outstanding share of Series D Preferred Stock shall:
     (i) accrue and cumulate dividends at the rate of 6% plus 6% per annum on the liquidation amount of $1,000 per share of Series D Preferred Stock payable in cash quarterly, to the extent the Corporation has legally available funds to pay dividends and the Board of Directors declares a dividend payable, on each Dividend Payment Date in the same manner as set forth in Section 4;
     (ii) receive and participate in all dividends or distributions (including, but not limited to, regular quarterly dividends) paid or made in respect of the Common Stock, whether in the form of cash or securities or any other form of property or assets at the same time and upon the same terms as a holder of a number of shares of Common stock equal to the Final Conversion Rate; and
     (iii) be entitled to vote a number of votes equal to the Final Conversion Rate per share of Series D Preferred Stock for the vote or consent on all matters submitted to a vote of the holders of Common Stock and shall vote together with the holders of Common Stock as one class on such matters (except for the approval required to satisfy the Authorized Share Condition).
     Any dividend specified under Section 3(d)(ii) shall be payable or deliverable on the date fixed for the related payment or delivery of the dividend or distribution on the shares of Common Stock to Record Holders of the outstanding Series D Preferred Stock on the record date fixed for the related dividend or distribution to holders of the shares of Common Stock.
     (e) The Corporation shall issue a press release and send written notice, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the

Corporation promptly each time the number of Designated Shares is increased until the Authorized Share Condition is satisfied. Once the Authorized Share Condition is met, the Corporation shall use its best efforts to ensure that the Authorized Share Condition continues to be met and shall not take any action that would result in the Authorized Share Condition not being met.
     SECTION 4. Dividends. (a) Holders of shares of outstanding Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation lawfully available therefor, cumulative dividends at the rate per annum of 6% per share on the Initial Liquidation Preference (equivalent to $60 per annum per share), payable quarterly on each Dividend Payment Date, commencing on November 1, 2010, in cash or, in the case of the Dividend Payment Date occurring on August 1, 2013, in cash, shares of Common Stock or a combination thereof, at the Corporation’s election and subject to the Share Cap, in accordance with Section 5. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there have been funds of the Corporation lawfully available for the payment of such dividends and shall accrue, whether or not earned or declared, from and after the Issue Date. Dividends shall be payable on a Dividend Payment Date to Holders that are Record Holders with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date shall be payable to the Holders presenting the Series D Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Accumulations of dividends on shares of Series D Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of days elapsed during such Dividend Period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.
     (b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series D Preferred Stock.
     (c) Holders of shares of Series D Preferred Stock shall not be entitled to any dividends on the Series D Preferred Stock, whether payable in cash, Common Stock or any combination thereof, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.
     (d) So long as any share of Series D Preferred Stock remains outstanding (including after the Mandatory Conversion Date), no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 4(d) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries (collectively, a “Restricted Payment”) unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series D Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series D Preferred Stock on the applicable Regular Record Date). In addition and notwithstanding the forgoing, if any shares of Series D Preferred Stock or Fundamental Change Preferred Stock are outstanding on and after the Mandatory Conversion Date, no Restricted Payment shall be made even if the Corporation has made timely payment of dividends on all outstanding Series D Preferred Stock or Fundamental Change Preferred Stock, as applicable. The foregoing limitations shall not apply to:
     (i) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;
     (ii) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Corporation or any of its Subsidiaries), including as trustees or custodians; and
     (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series D Preferred Stock and any shares of Parity Stock, all dividends declared on Series D Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series D Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of lawfully available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the Holders of Series D Preferred Stock prior to such Dividend Payment Date.

     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.
     SECTION 5. Method of Payment of Dividends. (a) All dividends on the Series D Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, paid prior to any conversion of the Series D Preferred Stock shall be made in cash.
     (b) Subject to clause (d) below, All dividends (or any portion of any dividend) on the Series D Preferred Stock, including accrued and unpaid dividends, payable upon a Mandatory Conversion on the Mandatory Conversion Date pursuant to Section 6(a), an Optional Conversion or a Fundamental Change Conversion may, in the Corporation’s sole discretion, be paid:
     (i) in cash;
     (ii) by delivery of shares of Common Stock; or
     (iii) through payment or delivery, as the case may be, of any combination of cash and Common Stock;
provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of units of Exchange Property in accordance with Section 12(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or units of Exchange Property, as the case may be, if lawfully permitted to do so.
     (c) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock, such shares shall be valued for such purpose at 97% of the Average VWAP per share of Common Stock for the ten Trading Days of the applicable Dividend Reference Period. If the Corporation elects to pay any dividend or portion thereof in units of Exchange Property, the value of such units shall be determined in accordance with Section 12(e).
     (d) So long as any Series D Preferred Stock remains outstanding on and after the Mandatory Conversion Date, then, with respect to such outstanding Series D Preferred Stock, (i) the quarterly dividend otherwise payable on the Mandatory Conversion Date shall be payable in cash only and (ii) the quarterly dividends (at the increased dividend rate in accordance with Section 3(d)(i)) following such date shall only be payable in cash. In addition to the Common Stock issuable upon automatic conversion of such Series D Preferred Stock on and after the Mandatory Conversion Date pursuant to Section 6(c)(iii), Section 6(e) or Section 6(g), the Corporation shall pay cash in an amount equal to all accrued and unpaid dividends on the Series D Preferred Stock, whether or not declared prior to that date, for the then-current Dividend Period (or portion thereof) ending on the relevant Conversion Date and all prior Dividend

Periods (other than previously declared dividends on such Series D Preferred Stock that were paid to Record Holders as of a prior date) as long as the Corporation is legally permitted to pay dividends at such time.
     (e) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock or units of Exchange Property in accordance with Section 5(b):
     (i) in the case of a payment of dividends upon a Mandatory Conversion on the Mandatory Conversion Date pursuant to Section 6(a), the Corporation shall give the Holders notice of any such election and the portion of such payment that will be made in Common Stock no later than ten Scheduled Trading Days prior to the Mandatory Conversion Date, and the Corporation shall deliver shares of the Common Stock and pay cash, if applicable, in respect of such payment on the Mandatory Conversion Date;
     (ii) in the case of a payment of dividends upon an Optional Conversion, the Corporation shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Stock no later than two Trading Days after the Corporation receives notice of conversion from such Holder, and the Corporation shall deliver shares of the Common Stock and pay cash, if applicable, in respect of such payment no later than the ninth Trading Day after the applicable Optional Conversion Date, subject to the provisions for accrued dividends as set forth in Section 7(f); and
     (iii) in the case of a payment of dividends upon a Fundamental Change Conversion, the Corporation shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Stock or units of Exchange Property, as the case may be, in the Fundamental Change Company Notice and the Corporation shall deliver shares of the Common Stock or units of Exchange Property, as the case may be, and pay cash, if applicable, in respect of such payment on the third Business Day following the Conversion Date in respect of such Fundamental Change Conversion.
If the Corporation does not provide notice of its election to pay any dividend, or a portion thereof, upon the conversion of the Series D Preferred Stock pursuant to this Section 5(e) through delivery of shares of Common Stock or units of Exchange Property, as the case may be, the Corporation shall pay such dividend entirely in cash.
     (f) In respect of any shares of Common Stock issued or Exchange Property delivered in payment or partial payment of a dividend to a non-U.S. Holder, the Corporation may withhold and sell (or direct the Transfer Agent or any paying agent on behalf of the Corporation to withhold and sell) such number of shares of Common Stock or units of Exchange Property as the Corporation deems necessary to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of shares of Common Stock or units of Exchange Property to such non-U.S. Holder.
     (g) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered upon conversion of the Series D Preferred Stock, including dividends paid in shares of Common Stock pursuant to this Section 5, Section 7(f) or Section 8(a)(ii), exceed an amount per share equal to the product of (i) two and (ii) the Maximum Conversion Rate, subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 12 (the “Share Cap”). To the extent that the Corporation delivers the maximum number of whole shares of Common Stock equal to the Share Cap on the Series D Preferred Stock with respect to which the Corporation has notified the Holder that such dividends would be paid in shares of Common Stock in accordance with Section 5(e), the Corporation shall be deemed to have paid in full all accrued and unpaid dividends on such Series D Preferred Stock. However, in the Corporation’s sole discretion, the Corporation may elect to pay any amount above the Share Cap that would otherwise be payable in cash to the extent the Corporation has lawfully available funds to do so.
     SECTION 6. Mandatory Conversion. (a) Provided the Authorized Share Condition has been satisfied on the Mandatory Conversion Date as set forth in Section 3, each share of Series D Preferred Stock, unless previously converted in an Optional Conversion or a Fundamental Change Conversion, shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate.
     (b) Subject to clause (c) below, the Holders of Series D Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount equal to all accrued and unpaid dividends on the Series D Preferred Stock (in cash, Common Stock or a combination thereof, at the Corporation’s election and subject to the Share Cap, as provided in Section 5), whether or not declared prior to that date, for the Dividend Period ending immediately prior to the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Series D Preferred Stock that were paid to Record Holders as of a prior date), so long as the Corporation is lawfully permitted to pay such dividends at such time.
     (c) If the Authorized Share Condition is not satisfied on the Mandatory Conversion Date, then,
     (i) the quarterly dividend otherwise payable on the Mandatory Conversion Date for the Dividend Period ending on the day immediately preceding such date shall be payable in cash only (and only to the extent the Corporation has legally available funds and the Board of Directors declared a dividend to be payable on such date);
     (ii) subject to clause (h) below, the Corporation shall not have any obligation to pay all accumulated and accrued and unpaid dividends on the Mandatory Conversion Date, whether or not declared prior to that date, as set forth in Section 4;

     (iii) if the Corporation has any Designated Shares on the Mandatory Conversion Date, for each Holder of Series D Preferred Stock, a number of shares of Series D Preferred Stock (rounded down to the nearest whole share of Series D Preferred Stock) equal to the Prorated Portion multiplied by the total number of shares of Series D Preferred Stock held by such Holder shall automatically convert on such date into shares of Common Stock at the Conversion Rate;
     (iv) any Series D Preferred Stock not converted on such date shall remain outstanding and shall be convertible at the Final Conversion Rate and with the increased dividend rate and the additional rights as set forth in Section 3(d); and
     (v) the quarterly dividends (at the increased dividend rate in accordance with Section 3(d)(i)) following such date shall only be payable in cash as set forth in Section 5(d).
     (d) Notwithstanding the forgoing and with respect to any conversion of Series D Preferred Stock on a pro rata basis pursuant to Section 6(c)(iii), Section 6(e), Section 7(h) or Section 8(g), if such conversion is not practical or cannot be implemented under DTC’s then-existing procedures, the Corporation shall select shares of Series D Preferred Stock to be converted (in whole shares) by lot or by another method that the Board of Directors considers fair and appropriate so long as such method is not prohibited by the rules of any stock exchange or quotation system on which shares of Series D Preferred Stock may then be traded or quoted.
     (e) Upon any increase of the Designated Shares announced by the Corporation following the Mandatory Conversion Date, for each Holder of Series D Preferred Stock, a Prorated Portion of the total number of shares of Series D Preferred Stock held by such Holder (rounded down to the nearest whole share of Series D Preferred Stock) shall automatically convert into shares of Common Stock at the Final Conversion Rate. Any remaining Series D Preferred Stock will continue to convert on a pro rata basis until all outstanding shares of Series D Preferred Stock are converted.
     (f) In connection with any automatic conversion of Series D Preferred Stock pursuant to Section 6(c)(iii) or Section 6(e), the Corporation shall issue and deliver to each Holder or its designee a new certificate or certificates representing the number of shares of Series D Preferred Stock that have not been converted in exchange for the certificate or certificates of Series D Preferred Stock held by such Holder prior to such automatic conversion.
     (g) Upon satisfaction of the Authorized Share Condition following the Mandatory Conversion Date, each Series D Preferred Stock shall automatically convert into shares of Common Stock at the Final Conversion Rate.
     (h) In addition to the shares of Common Stock issuable upon automatic conversion of Series D Preferred Stock on or after the Mandatory Conversion Date pursuant to Section 6(c)(iii), Section 6(e) or Section 6(g), the Corporation shall pay cash in an amount equal to all accrued and unpaid dividends on such Series D Preferred Stock, whether or not declared prior to that date, for the then-current Dividend Period (or portion thereof) ending on the relevant Conversion Date and all prior Dividend Periods (other than previously declared dividends on such Series D Preferred Stock that were paid to Holders of record as of a prior date) as long as the Corporation is legally permitted to pay dividends at such time.
     (i) If shares of Series D Preferred Stock and Fundamental Change Preferred Stock are both outstanding on or after the Mandatory Conversion Date, the Designated Shares shall be used first to satisfy conversion of the Fundamental Change Preferred Stock until all outstanding shares of Fundamental Change Preferred Stock are converted in accordance with Section 8(g). If the remaining Designated Shares are not sufficient to convert all outstanding shares of Series D Preferred Stock, the outstanding shares of Series D Preferred Stock shall be converted on a pro rata basis in accordance with Section 6(c)(iii) or Section 6(e).
     (j) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 12.
     SECTION 7. Optional Conversion at the Option of the Holder. (a) Other than during the Fundamental Change Conversion Period and as long as no shares of Fundamental Change Preferred Stock are outstanding, shares of the Series D Preferred Stock are convertible, in whole or in part, at the option of the Holder thereof (“Optional Conversion”) at any time prior to July 15, 2013, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 12.
     (b) Any written notice of conversion pursuant to this Section 7 shall be duly executed by the Holder, and specify:
     (i) the number of shares of Series D Preferred Stock to be converted;
     (ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered; and
     (iii) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.
     (c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series D Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.
     (d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 7(b), compliance with Section 7(c), if applicable, receipt of funds as set forth in Section 7(g), if applicable, and surrender of a certificate representing share(s) of Series D Preferred Stock to be converted (if held in certificated form), the Corporation shall, on the third Business Day after the Optional Conversion Date (except in the case of shares of Common Stock issued pursuant to Section 7(f)), issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series D Preferred Stock, only part of which are to be converted either at the option of the Holder thereof or as provided in Section 7(h), the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series D Preferred Stock that shall not have been converted.
     (e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series D Preferred Stock at the Minimum Conversion Rate in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day (the “Optional Conversion Date”) of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 7(b), compliance with Section 7(c), if applicable, receipt of funds as set forth in Section 7(g), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Series D Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).
     (f) In addition to the number of shares of Common Stock issuable at the Minimum Conversion Rate upon conversion of each share of Series D Preferred Stock at the option of the Holder on the Optional Conversion Date, the Corporation shall pay on the third Business Day after the Optional Conversion Date (in cash, Common Stock or a combination thereof, at its election, as provided in Section 5), an amount equal to all accrued and unpaid dividends on such converted shares of Series D Preferred Stock, whether or not declared prior to that date (other than previously declared dividends on the Series D Preferred Stock that were paid to Record Holders as of a prior date), for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Optional Conversion Date, subject to Section 7(g) and the Share Cap and so long as the Corporation is then lawfully permitted to pay such dividends.
     (g) Notwithstanding Section 7(f), if the Conversion Date for any Optional Conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date:
     (i) the Corporation shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted shares of Series D Preferred Stock on such Regular Record Date;
     (ii) shares of Series D Preferred Stock surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current Dividend Period with respect to the shares so converted; and

     (iii) the consideration that the Corporation delivers to the converting Holder on the Optional Conversion Date shall not include any consideration for such dividend.
     (h) Notwithstanding the foregoing, if on any Optional Conversion Date, the Authorized Share Condition has not been satisfied and the Corporation does not have sufficient Designated Shares to convert all shares of Series D Preferred Stock tendered for conversion on such date, then for each converting Holder, only a Prorated Portion of the number of shares of Series D Preferred Stock tendered for conversion by such Holder (rounded down to the nearest whole share of Series D Preferred Stock) shall convert on such date at the Minimum Conversion Rate. Any shares of Series D Preferred Stock not converted on such date shall remain outstanding and be deemed to have not been converted. From and after such date, until the Corporation notifies the Holders of any increase of the Designated Shares, Holders may not submit any shares of Series D Preferred Stock for optional conversion as described above. The Corporation shall issue a press release and send written notice, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Corporation promptly after such Optional Conversion Date that it does not have sufficient Designated Shares to convert all shares of Series D Preferred Stock tendered for conversion on such date and that Holders will not have the right to convert Series D Preferred Stock early at their option until the Corporation notifies the Holders of any increase of the Designated Shares.
     SECTION 8. Fundamental Change Conversion. (a) If a Fundamental Change occurs prior to the Mandatory Conversion Date, the Holders of the Series D Preferred Stock shall have the right to convert their shares of Series D Preferred Stock during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 20 days after the Effective Date (any conversion pursuant to this Section 8 (excluding, for the avoidance of doubt, any conversion of Fundamental Change Preferred Stock issued after the Effective Date as set forth in this Section 8), a “Fundamental Change Conversion”) into:
     (i) a number of shares of Common Stock or units of Exchange Property in accordance with Section 12(e) (if the Fundamental Change also constitutes a Reorganization Event) based on the Fundamental Change Conversion Rate; and
     (ii) subject to Section 8(g) below, at the Corporation’s election and subject to the Share Cap, shares of Common Stock, units of Exchange Property, cash or a combination thereof in an amount equal to any accrued and unpaid dividends, whether or not declared, on such             shares of Series D Preferred Stock (in the manner provided in Section 5), to the extent that the Corporation has lawfully available funds to pay such dividends; provided, however, that if the Conversion Date for such conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Corporation shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted shares of Series D Preferred Stock on such Regular

Record Date and the consideration that the Corporation delivers to the converting Holder will not include any consideration for such dividend.
     (b) To the extent practicable, at least 20 Business Days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation becoming aware of the occurrence of a Fundamental Change, a written notice (the “Fundamental Change Company Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Corporation. Such notice shall contain:
     (i) the date on which the Fundamental Change is anticipated to be effected;
     (ii) the Fundamental Change Conversion Period;
     (iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and
     (iv) whether the Corporation has elected to pay all or any portion of accrued and unpaid dividends in shares of Common Stock or units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of Common Stock or units of Exchange Property.
     (c) To convert shares of Series D Preferred Stock pursuant to this Section 8, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office, no earlier than the Effective Date of the Fundamental Change, and no later than the close of business on the last day of the Fundamental Change Conversion Period, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series D Preferred Stock that such Holder is requesting to convert, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Fundamental Change containing any information required to be provided pursuant to Section 8(b)(iii) and providing the Corporation with payment instructions. Subject to Section 8(g) below, a Fundamental Change Conversion shall be deemed effective immediately prior to the close of business on the day (the “Fundamental Change Conversion Date”) of compliance with the procedures set forth in this Section 8(c).
     (d) To the extent a Holder does not convert its shares of Series D Preferred Stock pursuant to this Section 8 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Corporation shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, units of Exchange Property as determined in accordance with Section 12(e).
     (e) Upon a Fundamental Change Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Corporation as set forth above, deliver to the Holder such cash and securities issuable upon such Fundamental Change Conversion, together with payment of cash in lieu of any fraction of a share, as provided in Section 11. Such delivery shall take place upon, and only to the extent of, the consummation of such Fundamental Change Conversion.
     (f) In the event that a Fundamental Change Conversion is effected with respect to shares of Series D Preferred Stock representing fewer than all the shares of Series D Preferred Stock held by a Holder at such Holder’s election, upon such Fundamental Change Conversion, the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series D Preferred Stock as to which Fundamental Change Conversion was not effected.
     (g) If the Authorized Share Condition has not been satisfied prior to the Fundamental Change Conversion Period, Holders of Series D Preferred Stock who exercise their right to convert shares of Series D Preferred Stock shall be deemed to have exercised such right on the last day of the Fundamental Change Conversion Period. If the Corporation does not have sufficient Designated Shares on such last day to convert all shares of Series D Preferred Stock tendered for conversion during the Fundamental Change Conversion Period, then, for each converting Holder, only a Prorated Portion of its shares of Series D Preferred Stock (rounded down to the nearest whole share of Series D Preferred Stock) tendered for conversion shall be converted on such last day at the Fundamental Change Conversion Rate. Holders of Series D Preferred Stock who exercise their right to convert shares of Series D Preferred Stock shall receive, in exchange for such shares of Series D Preferred Stock that were tendered and not converted, shares of a new series of Preferred Stock in proportion to the liquidation preference of Series D Preferred Stock so tendered (the “Fundamental Change Preferred Stock”) with identical terms to those of the Series D Preferred Stock, including the right to receive all accrued and unpaid dividends on the Series D Preferred Stock, whether or not declared prior to the relevant Conversion Date, for the then-current Dividend Period (or portion thereof) ending on such Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Series D Preferred Stock that were paid to the Record Holders as of a prior date), except that:
     (i) the Conversion Rate for the Fundamental Change Preferred Stock shall be set at the Fundamental Change Conversion Rate; and
     (ii) Holders of the Fundamental Change Preferred Stock shall be entitled:
     (A) to receive quarterly dividend payments, when, as, and if declared by the Board of Directors, at a rate of 9% per annum;
     (B) to receive and to participate in all dividends or distributions paid or made in respect of the Common Stock, on a proportional basis, based upon the number of shares of Common Stock into which the number of shares of the Fundamental Change Preferred Stock are convertible at the Fundamental Change Conversion Rate; and

     (C) to a number of votes equal to the Fundamental Change Conversion Rate as of the record date for the vote or consent on all matters submitted to a vote of holders of Common Stock and shall vote together with holders of Common Stock as one class on such matters (except for the approval required to satisfy the Authorized Share Condition).
     The Fundamental Change Preferred Stock shall provide that, upon any increase of the Designated Shares announced by the Corporation following the Fundamental Change Conversion Period, for each Holder of Fundamental Change Preferred Stock, a Prorated Portion of the outstanding shares of Fundamental Change Preferred Stock held by such Holder (rounded down to the nearest whole share of Series D Preferred Stock) shall automatically convert into shares of Common Stock or units of Exchange Property at the Fundamental Change Conversion Rate. The remaining Fundamental Change Preferred Stock will continue to convert on a pro rata basis until all outstanding shares of Fundamental Change Preferred Stock are converted.
     (h) Until the Authorized Share Condition is satisfied, the Corporation shall reserve a sufficient number of authorized shares of Preferred Stock to permit all Holders of the Series D Preferred Stock to receive shares of Fundamental Change Preferred Stock upon a Fundamental Change as set forth in Section 8(g).
     SECTION 9. Conversion Procedures. (a) On the Mandatory Conversion Date, the Fundamental Change Conversion Date or any Optional Conversion Date or Automatic Conversion Date (each, a “Conversion Date”), dividends on any shares of Series D Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such shares of Series D Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive shares of Common Stock into which such shares of Series D Preferred Stock are convertible and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 6, Section 7 or Section 8, as applicable.
     (b) The Person or Persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 3 and Section 12, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Except as set forth in Section 3, prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series D Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series D Preferred Stock shall have no rights with respect to the Common Stock (including without limitation voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series D Preferred Stock.
     (c) Shares of Series D Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series D Preferred Stock).
     (d) In the event that a Holder of shares of Series D Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series D Preferred Stock should be registered, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series D Preferred Stock as shown on the records of the Corporation. In the case of a Mandatory Conversion, in the event that shares of the Series D Preferred Stock are then held in certificated form, in the event that a Holder of Series D Preferred Stock shall not by written notice to the Corporation elect to receive shares of Common Stock deliverable upon such Mandatory Conversion in certificated form, the name in which such shares should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in book-entry form, in the name of the Holder of such Series D Preferred Stock as shown on the records of the Corporation.
     SECTION 10. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series D Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock initially equal to the Designated Shares (or such number increased from time to time), and following satisfaction of the Authorized Share Condition, equal to the Share Cap times the number of shares of Series D Preferred Stock then outstanding.
     (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series D Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (c) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series D Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series D Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     SECTION 11. Fractional Shares. (a) No fractional shares of Common Stock or any other common stock included in the Exchange Property shall be issued as a result of any conversion of shares of Series D Preferred Stock or as a result of any payment of dividends on the Series D Preferred Stock in shares of Common Stock or units of Exchange Property.
     (b) In lieu of any fractional share of Common Stock or any other common stock included in the Exchange Property otherwise issuable in respect of any Mandatory Conversion, Optional Conversion or Fundamental Change Conversion or as a result of the election of the Corporation to pay a dividend in shares of Common Stock or units of Exchange Property in accordance with Section 5, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the VWAP per share of the Common Stock or such other common stock on the Trading Day immediately preceding (x) the Conversion Date or (y) the date on which such dividend is distributed, as applicable.
     (c) If more than one share of the Series D Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock or other common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock so surrendered. If the Corporation pays dividends in Common Stock or other common stock on more than one share of the Series D Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock or other common stock payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock so held.
     SECTION 12. Conversion Rate Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted from time to time as follows, except that so long as the Series D Preferred Stock participates in all dividends and distributions on the Common Stock as provided in Section 3(d)(ii), there will not be any adjustments to the Final Conversion Rate for such dividends and distributions occurring at any time after the Mandatory Conversion Date, even if the Mandatory Conversion does not occur on that date as a result of the failure to satisfy the Authorized Share Condition:
     (i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a reverse stock split) of the Common Stock, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × (OS1 / OS0)
     where,
CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.
     Any adjustment made under this clause (i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
     (ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price per share of the Common Stock as of the announcement date for such issuance, each Fixed Conversion Rate will be increased based on the following formula:
CR1	=	CR0 × (OS0 + X) / (OS0 + Y)
     where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.
     Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the close of business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
     For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Current Market Price per share of Common Stock as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.
     (iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:

     (1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;
     (2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below; and
     (3) Spin-Offs as to which the provisions set forth below in this clause (iii) apply, then each Fixed Conversion Rate shall be increased based on the following formula:
CR1	=	CR0 × SP0 / (SP0 — FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Current Market Price per share of the Common Stock as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.
     If the Board of Directors determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period in computing the Current Market Price per share of the Common Stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series D Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Stock receive the shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.

     Any increase made under the portion of this clause (iii) shall become effective immediately after the close of business on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.
     Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange, then each Fixed Conversion Rate shall instead be increased based on the following formula:
CR1	=	CR0 × (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

FMV0	=	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; and

MP0	=	the Average VWAP per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange.
     The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange, but will be given effect as of the open of business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. The Corporation shall delay the settlement of any conversion of the Series D Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.
     For purposes of this subsection (iii) (and subject in all respect to subsection (ii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this subsection (iii) (and no adjustment to the Conversion Rate under this subsection (iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this subsection (iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this subsection (iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of subsection (i), subsection (ii) and this subsection (iii), if any dividend or distribution to which this subsection (iii) is applicable includes one or both of:

     (A) a dividend or distribution of shares of Common Stock to which subsection (i) is applicable (the “Clause A Distribution”); or
     (B) an issuance of rights, options or warrants to which subsection (ii) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this subsection (iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this subsection (iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by subsection (i) and subsection (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on the effective date” within the meaning of subsection (i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of subsection (ii).
     (iv) If the Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (a) any regular quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed the Dividend Threshold Amount, (b) any cash that is distributed as part of a distribution referred to in clause (iii) above and as to which an adjustment thereunder was effected and (c) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of the Corporation’s Subsidiaries referred to in clause (v) below and as to which an adjustment thereunder was effected, each Fixed Conversion Rate shall be increased based on the following formula:
CR1	=	CR0 × (SP0 — T)/ (SP0 — C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the Current Market Price per share of the Common Stock as of the Record Date for such distribution;

T	=	the Dividend Threshold Amount; provided that if the distribution is not a regular quarterly cash dividend, the Dividend Threshold amount shall be deemed to be zero; and

C	=	an amount of cash per share of the Common Stock that the Corporation distributes to holders of the Common Stock.
     The adjustment to each Fixed Conversion Rate made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series D Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution. If such distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
     (v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:
CR1	=	CR0 × (FMV + (SP1 × OS1)) / (SP1 × OS0)

where:

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the trading day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);
OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
     The adjustment to each Fixed Conversion Rate under this clause (v) shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series D Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.
     (vi) If the Corporation has in effect a shareholder rights plan while any shares of Series D Preferred Stock remain outstanding, Holders of Series D Preferred Stock shall receive, upon a conversion of Series D Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series D Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series D Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to clauses (ii) or (iii) above.
     (b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 12, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may withhold any withholding tax that is required to be collected with respect to such deemed distribution from cash payments and other distributions otherwise deliverable to such Holder.
     (c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Fundamental Change Market Value.
     (i) No adjustment in any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate. If the adjustment is not made because the adjustment does not change the Fixed Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion, Optional Conversion or Fundamental Change Conversion. If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 12, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 12(a) or Section 12(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the VWAP per share of Common Stock prior to the relevant Record Date, effective date or Expiration Date used to calculate the Applicable Market Value or the Fundamental Change Market Value, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value or the Fundamental Change Market Value, as the case may be, is being calculated.
     (ii) No adjustment to the Fixed Conversion Rates need be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding Series D Preferred Stock, as if such Holders held a number of shares of the Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series D Preferred Stock held by such Holders.

     (iii) Notwithstanding the foregoing, if an adjustment to the Fixed Conversion Rates becomes effective after any “ex-dividend trading” as provided in Section 12(a), and a Holder that has converted its Series D Preferred Stock on or after the effective date of such adjustment and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Fixed Conversion Rate, then, notwithstanding the foregoing adjustments in this Section 12, the adjustment relating to such effective date shall not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
     (iv) The Fixed Conversion Rates shall not be adjusted upon:
     (A) the issuance of any shares of Common Stock in the acquisition described under “Pending Mariner Acquisition” in the preliminary prospectus supplement dated July 20, 2010 relating to the initial offering of Series D Preferred Stock;
     (B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;
     (C) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;
     (D) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date (other than a shareholder rights plan);
     (E) payment of regular quarterly dividends on the Common Stock not in excess of the Dividend Threshold Amount;
     (F) a change solely in the par value of the Common Stock; or
     (G) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.
     (v) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.
     (d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, a written notice to the Holders of the Series D Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, to the Holders of the Series D Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable.
     (e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:
     (A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination of shares);
     (B) any consolidation or merger of the Corporation with or into another Person;
     (C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s and its Subsidiaries’ property and assets; or
     (D) any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Stock;
in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, each share of Series D Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Series D Preferred Stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”), and, prior to or at the effective time of such Reorganization Event, the Corporation shall amend its Charter to provide for such change in the convertibility of the Series D Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election). If a Conversion Date follows a Reorganization Event, the Conversion Rate then in effect shall be applied on the Conversion Date to the amount of such Exchange Property received per share of the Common Stock in the Reorganization Event (a “unit of Exchange Property”), as determined in accordance with this Section 12(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on any such Conversion Date and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock that are traded on a U.S. national securities exchange, the value of such common stock shall be the Applicable Market Value determined with regard to a share of such common stock, mutatis mutandis. For the purpose of paying accrued and unpaid dividends in units of Exchange Property in accordance with Section 5, the value of a unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.
     The above provisions of this Section 12(e) shall similarly apply to successive Reorganization Events and the provisions of Section 12 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.
     The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12(e).
     (f) In connection with any Reorganization Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.
     (i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the Section 12(e) and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to nearest cent).
     (ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 12(e) and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such Reorganization Event (such quotient rounded down to nearest cent).
     (iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 12(e) and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to zero.
     (iv) The “Merger Valuation Percentage” for a Reorganization Event shall be equal to (x) the Average VWAP of one share of Merger Common Stock over the five consecutive Trading Day period immediately preceding, and excluding, the effective date of the Reorganization Event, divided by (y) the Average VWAP of one share of Common Stock over such period.
     (g) For purposes of this Section 12, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     SECTION 13. Liquidation Rights. (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, each Holder of Series D Preferred Stock shall be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (a) $1,000 per share of Series D Preferred Stock and (b) an amount equal to any accrued and unpaid dividends on each share of Series D Preferred Stock, whether or not declared, to the date fixed for liquidation, dissolution or winding-up (such amounts collectively, the “Liquidation Preference”).
     (b) Partial Payment. If in any distribution described in Section 13 the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series D Preferred Stock as to such distribution, Holders of Series D Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full accrued and unpaid respective distributions to which they are entitled.
     (c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series D Preferred Stock, the Holders of the Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 13, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.
     SECTION 14. No Sinking Fund. The Series D Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series D Preferred Stock will have no right to require redemption or repurchase of any shares of Series D Preferred Stock.
     SECTION 15. Status of Repurchased Shares. Shares of Series D Preferred Stock that are repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series D Preferred Stock).
     SECTION 16. Voting Rights. (a) General. The Holders of Series D Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law or the Charter. Holders of shares of Series D Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of Series D Preferred Stock are entitled to vote, including any action by written consent. In addition, following the Mandatory Conversion Date, the Holders of shares of Series D Preferred Stock shall have the voting rights provided under Section 3(d) if the Authorized Share Condition is not satisfied on such date.
     (b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series D Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive (a “Nonpayment”), the authorized number of directors on the Board of Directors shall automatically be increased by two and the Holders of Series D Preferred Stock will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation amount of each such class or series), to elect two directors (collectively, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting by the Chairman of the Board of Directors or Chief Executive Officer of the Corporation or holders of record of at least 10% of (i) outstanding Series D Preferred Stock or (ii) any such class or series of the Corporation’s capital stock entitled to vote for such Preferred Directors) and at each subsequent annual meeting of the Corporation’s stockholders until all accrued and unpaid dividends have been paid on Series D Preferred Stock, at which time such right will terminate, except as otherwise provided or expressly provided by law, subject to revesting in the event of each and every nonpayment; provided that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s securities may then be listed or traded that listed or traded companies must have a majority of independent directors.
     Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above. Any Preferred Director may be removed at any time, without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the Holders of a majority in voting power of the shares of Series D Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Voting Rights as to Particular Matters. So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least 662/3% in voting power of the shares of Series D Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Reclassification of Senior Stock. Any reclassification of authorized shares of the Corporation into any shares of any class, or any obligation or security convertible into or evidencing a right to purchase such shares, ranking senior to the Series D Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding up of the Corporation;
     (ii) Authorization of Senior Stock. Any issuance, authorization or increase of the authorized amount of, or issuance or authorization of any obligation or security convertible into or evidencing a right to purchase any stock of, any class or series ranking senior to the Series D Preferred Stock as to payment of dividends or distribution of assets upon dissolution, liquidation or winding-up of the Corporation; provided that the Corporation may issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any shares of capital stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock as to payment of dividends or distribution of assets upon dissolution, liquidation or winding-up of the Corporation;
     (iii) Amendment of Series D Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations or the Charter (including, unless no vote on such merger or consolidation is required by clause (iv) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; or
     (iv) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series D Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 16(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series D Preferred Stock.
     (d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Series D Preferred Stock is listed or traded at the time.
     SECTION 17. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     SECTION 18. Notices. All notices or communications in respect of Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series D Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series D Preferred Stock in any manner permitted by such facility.
     SECTION 19. No Preemptive Rights; No Redemption Right. No share of Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series D Preferred Stock will not be redeemable.
     SECTION 20. Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Series D Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series D Preferred Stock certificate, or in lieu of and substitution for the Series D Preferred Stock certificate lost, stolen or destroyed, a new Series D Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series D Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series D Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
     (b) The Corporation is not required to issue any certificate representing the Series D Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Series D Preferred Stock formerly evidenced by the certificate.
     SECTION 21. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series D Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Series D Preferred Stock.
     SECTION 22. Form. (a) The Series D Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Series D Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series D Preferred Stock shall reflect the number of shares of Series D Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Series D Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.
     (b) If DTC or another depositary reasonably acceptable to the Corporation (the “Depositary”) is willing to act as depositary for the Global Preferred Shares, a Holder who is an Agent Member may request for the Corporation to issue one or more shares of Series D Preferred Stock in global form with the global legend (the “Global Shares Legend”) as set forth on the form of Series D Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), in exchange for the Certificated Series D Preferred Stock held by such Holder, with the same terms and of an equal aggregate Liquidation Preference. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Any Global Preferred Shares shall be deposited on behalf of the Holders of the Series D Preferred Stock represented thereby with the Registrar, at its New York office as custodian for a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 22(b) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 22(b), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series D Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for Certificated Series D Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference, and such Certificated Series D Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.
     (c) Signature. Two Officers permitted by applicable law shall sign each certificate representing the Series D Preferred Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a certificate representing the Series D Preferred Stock no longer holds that office at the time the Transfer Agent countersigned such certificate, such certificate shall be valid nevertheless. A certificate representing the Series D Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate. Each certificate representing the Series D Preferred Stock shall be dated the date of its countersignature.
     SECTION 23. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     SECTION 24. Other Rights. The shares of Series D Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

     This Certificate shall be effective as of July 28, 2010.
     IN WITNESS WHEREOF, Apache Corporation has caused this Certificate of Designations to be signed by Roger B. Plank, its President, and attested by Cheri L. Peper, its Corporate Secretary, this 28th day of July 2010.

APACHE CORPORATION
By:
	Name:	Roger B.Plank
	Title:	President

ATTEST:
By:
	Name:	Cheri L. Peper
	Title:	Corporate Secretary

Certificate of Designations Signature Page

Exhibit A
[FORM OF FACE OF SERIES D PREFERRED STOCK]
[INCLUDE FOR GLOBAL PREFERRED SHARES]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [___]	[Initial] Number of Shares of Series D Preferred Stock [______]
CUSIP 037411 881
ISIN US0374118810
APACHE CORPORATION
Series D Preferred Stock
(with no par value)
(liquidation amount as specified below)
     APACHE CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies that [______] (the “Holder”), is the registered owner of [[______] ([______])][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated Series D Preferred Stock, with no par value and a liquidation amount of $1,000 per share (the “Series D Preferred Stock”). The shares of Series D Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, Preferences and Rights dated July 28, 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.
     Reference is hereby made to select provisions of the Series D Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
     Unless the Registrar has properly countersigned, these shares of Series D Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [___] of [______] [______].

APACHE CORPORATION
By:
Name:
Title:

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
     These are shares of Series D Preferred Stock referred to in the within-mentioned Certificate of Designations.
     Dated: [_________], [______]

WELLS FARGO BANK, N.A., as Registrar
By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES D PREFERRED STOCK]
     Cumulative dividends on each share of Series D Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.
     The shares of Series D Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.
     The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series D Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the shares of Series D Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:

(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee:

     (Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I1
Apache Corporation
Global Preferred Share
6.00% Mandatory Convertible Preferred Stock, Series D
Certificate Number:
The number of shares of Series D Preferred Stock initially represented by this Global Preferred Share shall be ___. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series D Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease	Amount of Increase in	Number of Shares
in Number of Shares	Number of Shares	Represented by this	Signature of
Represented by this	Represented by this	Global Preferred	Authorized Officer of
Global Preferred	Global Preferred	Share following	Transfer Agent and
Share	Share	Decrease or Increase	Registrar

[1]	Attach Schedule I only to Global Preferred Shares.